UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 17, 2006
AMERICAN REPROGRAPHICS COMPANY
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 North Central Avenue, Suite 550, Glendale, California	91203

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (818) 500-0225
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The Company, Sathiyamurthy Chandramohan, Chairman of the Board and Chief Executive Officer, and Kumarakulasingam Suriyakumar, President and Chief Operating Officer, have entered into an amendment to their respective employment agreements effective March 17, 2006. Given the significant expected savings to the Company resulting from the financial restructuring of the Company’s debt in December 2005, the Company, Mr. Chandramohan and Mr. Suriyakumar believe it is appropriate to amend the employment agreement of each of Mr. Chandramohan and Mr. Suriyakumar to waive the mandatory bonus provision for 2006. Under their existing employment agreements, the reduction in interest cost would result in a bonus to Messrs. Chandramohan and Suriyakumar which would be higher than originally contemplated.
The Second Amendment to Employment Agreement between American Reprographics Company and Mr. Sathiyamurthy Chandramohan, effective March 17, 2006 is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.01. The Second Amendment to Employment Agreement between American Reprographics Company and Mr. Kumarakulasingam Suriyakumar, effective March 17, 2006 is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 1.01.
American Reprographics Company issued a press release reporting these amendments to the employment agreements of these two executive officers. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference into this Item 1.01.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Second Amendment to Employment Agreement between American Reprographics Company and Mr. Sathiyamurthy Chandramohan, effective March 17, 2006
99.2	Second Amendment to Employment Agreement between American Reprographics Company and Mr. Kumarakulasingam Suriyakumar, effective March 17, 2006
99.3	American Reprographics Company Press Release dated March 23, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2006	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Amendment to Employment Agreement between American Reprographics Company and Mr. Sathiyamurthy Chandramohan, effective March 17, 2006
99.2	Second Amendment to Employment Agreement between American Reprographics Company and Mr. Kumarakulasingam Suriyakumar, effective March 17, 2006
99.3	American Reprographics Company Press Release dated March 23, 2006